Post Qualification Offering Circular Amendment No. 1

File No. 024-11349

US SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A POS

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Hoop Street Center I Corporation

(Exact name of issuer as specified in its charter)

20715 S 184TH PLACE

QUEEN CREEK, AZ 85142

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

85-3101177

IRS Employer Identification Number

PART II - FINAL OFFERING CIRCULAR – FORM 1-A: TIER 2

Dated: April 6, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

HOOP STREET CENTER I CORPORATION

20715 S 184TH PLACE

QUEEN CREEK, AZ 85142

(801) 615-0880

www.hoopstreet.com

1,000,000 Shares of Preferred Stock at $50.00 per Share

Minimum Investment: 1 Share ($50.00)

Maximum Offering: $50,000,000.00

See The Offering – Page 9 and Securities Being Offered – Page 44 For Further Details

None of the Securities Offered Are Bing Sold By Present Security Holders

This Offering Will Commence Upon Qualification of this Offering by the Security and Exchange Commission and Will Terminate 180 days from the date of qualification by the Security And Exchange Commission,

Unless Extended or Terminated Earlier By The Issuer.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SEC. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO AMENDMENT. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MA THERE BE ANY SALES OF THESE SECURITIES IN ANY STATEIN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 10 THROUGH PAGE 23 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Proceeds to Company (1)	Proceeds to Other Persons (2)
Per Share	$50.00	$50.00	None
Minimum Investment	$50.00	$50.00	None
Maximum Offering	$50,000,000	$50,000,000	None

(1)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $5,000,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(2)	There are no finder’s fees or other fees being paid to third parties from the proceeds other than those disclosed below. See “PLAN OF DISTRIBUTION.”

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS, BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLD, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Preferred Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best effort” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Hoop Street Center I Corporation, an Arizona Corporation (“Hoop Street Center I Corporation” or the “Company”). There are 1,000,000 Shares being offered at a price of $50.00 per Share with a minimum purchase of one (1) Shares per investor. The Shares are being offered on a “best-effort” basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company through its website (https://www.hoopstreet.com). The maximum aggregate amount of the Shares offered is $50,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be used by the Company in accordance with the procedure set out in “USE OF PROCEEDS TO ISSUER.”

The Shares are being offered pursuant to Regulation A to Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offering. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of (i) all of the Shares offered are sold; or (ii) the close of business 180 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each issuance of Share, the Company shall conduct a background check for a review of Know Your Customer (KYC) procedures and Anti-Money Laundering (AML) laws to comply with the requirements set forth in Regulation A. When a purchaser does not meet such requirements, funds will be promptly refunded without interest, for sales that are not realized. All funds collected through the website (https://www.hoopstreet.com) shall be held only in a non-interest bearing bank account. Upon conducting a successful background check for the purchaser, funds will be immediately available for use in the operation of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES AS INVESTMENT, ILLEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT, AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX, AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

LEGEND UNDER RULE 251(D) AND 255 OF REGULATION A

NO SALES OF THE SECURITIES SHALL BE MADE OR COMMITMENT TO PURCHASE ACCEPTED UNTIL THE DELIVERY OF THE OFFERING CIRCULAR IS MADE TO THE INVESTOR. INVESTORS CAN DOWNLOAD THE OFFERING CIRCULAR AND INVEST IN THIS OFFERING ONLINE AT WWW.HOOPSTREET.COM/INVESTNOW. IN ADDITION, NO SALE OF SECURITIES SHALL BE MADE UNTIL THIS OFFERING CIRCULAR HAS BEEN QUALIFIED BY THE COMMISSION. ANY INDICATION OF INTEREST MADE BY A PROSPECTIVE INVESTOR INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND, AND THIS OFFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE FEDERAL NOR THE STATE AUTHORITIES HAVE CONFIRMED THE ACCURACY OR DETERMINED NEITHER THE ADEQUACY OF THE OFFERING CIRCULAR NOR ANY OTHER DOCUMENT PRESENTED TO THE INVESTOR.

THIS OFFERING IS BEING CONDUCTED TO THE RULES FOR TIER 2 OFFERING UNDER REGULATION A. INVESTORS IN THIS OFFERING MUST EITHER BE “ACCREDITED INVESTORS” OR BE ABLE TO REPRESENT THAT THE AMOUNT INVESTED DOES NOT EXCEED 10% OF THE GREATER OF THEIR ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS); OR ANNUAL REVENUE OR NET ASSETS (FOR NON-NATURAL PERSONS).

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES., THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward-Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments, and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control), and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company, or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering, and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular, or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY, AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in the Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A with the Securities and Exchange Commission (2) thoroughly review this Offering Circular, and (3) thoroughly review any attached document to our documents referenced in this Form 1-A and Offering Circular.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the SEC.

Type of Stock Offering:	Preferred Stock

Price Per Share:	$50.00

Minimum Investment:	$50.00 per investor (1 Share of Preferred Stock)

Maximum Offering:	$50,000,000 The Company will not accept investments greater than the Maximum Offering Amount.

Maximum Shares Offered:	1,000,0000 Shares of Preferred Stock

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUE” on page 26 herein.

Voting Rights:	The Shares do not have any voting rights.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Share are sold; (2) 180 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 180 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1) (2)	3,000,000 Shares
Preferred Stock in this Offering	1,000,000 Shares
Stock to be outstanding after the offering (3)	4,000,000 Shares

(1)	All shares of Common Stock are held by the Hoop Street, LLC, which are owned and operated by its members.

(2)	There are only two classes of stock in the Company at present – Common Stock and Preferred Stock.

(3)	The total number of Shares of Preferred Stock assumes that the maximum number of Shares is sold in this offering.

Investment Analysis

1.	The Company believes that is has a strong economic prospect by virtue of the following dynamics of the industry:

2.	Founders believe that the trends for growth in the basketball entertainment industry in the Southwestern Sector of the United States are favorable.

3.	Basketball entrainment center is a new and unique concept that has not been introduced in the U.S. The basketball entertainment center combines great social sport with fine finning and a sports bar.

4.	Founders believe that the basketball entertainment center is an unserved industry, and launching such a unique venture will create many opportunities in the State of Arizona.

Despite Founder’s beliefs, there is no assurance that Hoop Street Center I Corporation, will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

The purchase of the Company’s Preferred Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment, and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations. Before investing, you should carefully read and carefully consider the following risk factors:

Risk Relating to the Company and Its Business

This is a very young company.

The Company is a start-up with no operating history, and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no history upon which an evaluation of its past performance and future prospects in the hospitality and entertainment industry can be made. Statistically, most start-up companies fail.

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The Company’s affiliated entities have no prior performance record.

Just as the Company is a new entrant in the market, its affiliate, and other subsidiaries owned by the Company do not have a track record of involvement in hospitality and entertainment that investors my assess. Even if an affiliate of the Company did have such prior experience, that experience would not be indicative of its future performance.

The success of the Company’s business is dependent on purchasing large parcels of land at favorable prices.

The Company is a capital-intensive operation and required the purchase of large parcels of land prior to construction. As of the date of this Offering Circular, the Company has not purchased land for the first facility. Further, the Company does not know whether it will be able to obtain purchase terms that are favorable. Finally, if this Offering does not raise enough capital to purchase the land and begin construction, the Company will need to procure external financing for the purchase of the land and/or construction of the facility.

Success in the hospitality and entertainment industry is highly unpredictable, and there is no guarantee that the Company’s content will be successful in the market.

The Company’s success will depend on the popularity of its hospitality and entertainment facilities, Consumer, tastes, trends, and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate further consumer preferences in the hospitality and entertainment business, it’s business and financial performance will likely suffer. Hospitality and entertainment are fiercely competitive. The Company may not be able to develop facilities that will become profitable. The Company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the Company may lose money in others.

The Company may not be able to attract and retain individuals interested in annual membership at its facilities and attract drop-in/daily memberships, which could harm its business, financial conditions, and results of operations.

The Company’s success depends on its ability to:

●	Attract individuals interested in paying for annual memberships,

●	Attract individuals interested in paying for daily memberships,

●	Attract consistent suite rentals,

●	Provide dining and leisure experiences that members are interested in paying for,

●	Maintain or increase revenues generated from corporate events,

●	Maintain or increase revenues generated from food and beverage sales, and

●	Maintain or increase revenues generated from retail sales.

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Changes in consumer financial conditions, leisure testes, and preferences, particularly those affecting the popularity of basketball and other social and demographic trends, could adversely affect its business. Significant periods where attrition rates exceed enrolment rates or where facilities usage is below historical levels would have a material adverse effect on its business, result of operations and financial conditions. If the Company cannot attract new members, retain its existing members, its financial conditions and results of operations could be harmed.

The Company operates in a highly competitive market.

The Company’s facilities will compete on a local and regional level with restaurants and other business, dining, and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive upscale urban areas characterized by frequent innovations in the products and services offered by competing restaurants and other business, dining, and social clubs. In addition, in most regions, the competitive landscape in the constant flux as new restaurants other social and meeting venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and an increase in the number of quality of restaurants and other social and meeting venues, or the products and services they provide, in such region could significantly impact the ability of the Company’s properties to attract and retain members, which could harm their business and results of operations.

Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations.

The Company facilities compete on a local and regional level with alternative venues for recreational pursuits. The Company’s results of operations could be affected by the availability of and demand for alternative venues for recreational pursuits, such as multi-use sports and athletic centers. In addition, member-owned and individual privately-owned clubs may be able to create a perception of exclusivity that the company has difficulty replicating. To the extent these alternatives succeed in diverting actual or prospective members away from the company’s facilities or affects its membership rates, the company’s business and results of operations could be harmed.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations, or financial condition.

The Company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations, or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

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The Company’s insurance coverage may not be adequate to cover all possible losses that it could suffer, and its insurance costs may increase.

The Company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the Company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually, and the Company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the Company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the Company’s financial condition or results of operations.

The Company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations, and other requirements, which could adversely affect its business, results of operations, or financial condition.

Each facility is subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code, and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for a cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control, and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

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The Company may be subject to “dram shop” statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dramshop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the Company’s business, results of operations, or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the Company is subject to amusement licensing and regulation by the states, counties, and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the Company’s redemption games, and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers. Furthermore, other states, counties, and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities, and if the Company creates facilities in these jurisdictions, it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the Company may offer or terminate the use of specific games, any of which could adversely affect the Company’s operations. If the Company fails to comply with such laws and regulations, the Company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the Company’s business and financial results.

The illiquidity of real estate may make it difficult for the Company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.

The Company may, from time to time, decide to dispose of one or more of its real estate assets. Because real estate holdings generally are relatively illiquid, the company may not be able to dispose of one or more real estate assets on a timely basis. In some circumstances, sales may result in investment losses, which could adversely affect the company’s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition, and results of operations.

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The Company’s development and growth strategy depends on its ability to fund, develop, and open new entertainment venues and operate them profitably.

A key element of the Company’s growth strategy is to develop and open basketball entertainment venues. The Company has identified a number of locations for potential future entertainment basketball venues and is still in the process of identifying and analyzing potential locations. The Company’s ability to fund, develop and open these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

●	Find quality locations.

●	Reach acceptable agreements regarding the lease or purchase of locations, and comply with our commitments under our lease agreements during the development and construction phases.

●	Comply with applicable zoning, licensing, land use, and environmental regulations.

●	Raise or have available an adequate amount of cash or currently available financing and mortgage terms for construction and opening costs.

●	Adequately complete construction for operations.

●	Timely hire, train, and retain the skilled management and other employees necessary to meet staffing needs.

●	Obtain, for an acceptable cost, required permits and approvals, including liquor licenses; and

●	Efficiently manage the amount of time and money used to build and open each new venue.

If the Company succeeds in opening entertainment basketball facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and menu options might not appeal to them, and the company may face competition from other food and leisure venues.

The Company’s development and construction of the first facility depends on its ability to obtain favorable mortgage financing.

The Company intends to secure mortgage financing to fund up to 80% of its first facility and plans to use this debt financing to develop and construct subsequent facilities. There is no guarantee that the company will be able to obtain financing on favorable terms. In the event that the Company is unable to obtain such financing, it may limit the Company’s ability to effectuate its plans and will increase the costs and expenses of the company, thereby negatively impacting its financial prospects.

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The Company depends on a small management team and may need to hire more people to be successful.

The success of the Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company relies on the skills, connections, and experiences of the executives and key personnel. The Company has not entered into employment agreements with the executives and key personnel. There is no guarantee that the executives and key personnel will agree to terms and execute employment agreements that are favorable to the Company. If any of the executives and key personnel discontinue working for the Company. Further, there is no assurance that the Company will be able to identify, hire, and retain the right people for the various key positions.

Key Man Risk.

The Company’s founders and key personnel are serial entrepreneurs. It is likely that some, if not all, of the founders and key personnel may exit the business within the next three years. In the event one or more of the founders and/or key personnel exit the business, the Company may experience the following:

●	Financial loss;

●	A disruption to the Company’s future projects;

●	Damage to the brand; and

●	Potentially supporting a competitor.

The Company will require a general manager, who has not yet been hired.

There is no way to be certain that the general manager of the Company, once appointed, will be able to execute the same vision. If an appropriate person is not identified and hired, the Company will not succeed, and since its performance will depend on that person’s performance, it is possible that other subsidiaries will be more successful than the Company.

The Company has engaged in certain transactions with Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements.”

Changes in Employment Laws or Regulation could harm the Company’s performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform, and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership, and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board, and increased employee litigation, including claims relating to the Fair Labor Standards Act.

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The Company’s bank accounts will not be fully insured.

The Company’s regular bank accounts for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

If we are unable to protect our intellectual property effectively, we may not be able to operate our business, which would impair our ability to compete.

The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices or otherwise contest trademark applications by the Company for its brands.

Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, website, or information system breakdown could affect the Company’s business.

Computer, website and/or information system breakdowns as well as cybersecurity attacks could impair the Company’s ability to service its customers, leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

A data security breach could expose the Company to liability and protracted and costly Litigation, and could adversely affect the Company’s reputation and operating revenues.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit, and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing, and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion, or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

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Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risk Relating to this Offering and Investment

The payment of accrued dividends is paid out of the Company’s reserved funds for the foreseeable future.

As soon as the Company receives proceeds from this Offering, and it is legally permissible, the Company intends to pay dividends to investors. The dividend will initially be paid to investors out of the Company’s reserved funds, as opposed to its revenues. Payment of the dividends and the establishment of the reserve fund will reduce the capital the Company has to develop and begin operations in its basketball entertainment facility. These reserved funds will be held in a segregated bank account maintained at a financial intuition mutually decided by the Board of Directors. Some of the reserved funds in the dividend reserve account will be the proceeds from this Offering. (See “USE OF PROCEEDS TO ISSUER”). It is not certain when, if at all, the company will be able to make dividends payments to investors out of the company’s revenues.

Distributions will only be made if permitted under Arizona law, which is subject to change, and in the sole discretion of the Board of Directors.

Dividends may be paid out of “surplus” even in the absence of profits. Under section 154, “surplus” may be defined by the Board of Directors, in their sole discretion, but generally may not be less than the par value of the shares issued. Accordingly, most of the proceeds of this Offering may be considered surplus. However, Arizona law is subject to change, and the company cannot guarantee that dividend payments will always be permitted under Arizona Law.

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The tax treatment of dividends may vary, and distributions to shareholders may be taxed as capital gains.

The distributions made pursuant to the Preferred Stock dividend provisions will be taxable as dividends to shareholders only to the extent of current and accumulated earnings and profits. To the extent the Company does not have current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the shareholder’s adjusted basis. If distributions still exceed the amount of adjusted basis, such excess would be considered as capital gains income to the shareholder, who will generally be subject to federal (and possibly state) income tax on such gains at a rate that depends upon the shareholder’s holding period with respect to the shares in question, among other factors. Since the tax treatment of any distributions may vary according to the financial performance of the Company, as well as the particular circumstances of the investor, investors should consult their own tax advisers and should further not assume that the distributions will be subject to the same tax treatment from year to year.

The company is responsible for certain administrative burdens relating to taxation.

Federal Law requires that the Company report annually all distributions to shareholders on Form 1099-DIV. The Company is responsible for ensuring that the extent to which such distributions constitute a distribution of earnings and profits is correctly identified on form 1099-DIV. This reporting requirement adds to the administrative burdens of the Company.

The Offering price has been arbitrarily set by the Company.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financial needs and bears no relationship to the Company’s present financial condition, asset, book value projected earnings, or any other generally accepted valuation criteria. The offering price of Share may not be indicative of the value of the Shares or the Company, now or in the future.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this Offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the Subscription Agreement, including any claim under the federal securities laws. Further, the Court of Chancery in Arizona is a non-jury trial court, and therefore, those claims will not be adjudicated by a jury.

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If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the Company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Arizona, which governs the Subscription Agreement, in the Court of Chancery in the State of Arizona. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The Company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the Company in connection with matters arising under the Subscription Agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the Company under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the Subscription Agreement serves as a waiver by any holder of common shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the shares of Preferred Stock, including but not limited to the Subscription Agreement.

There is no current market for the Company’s shares.

There is no formal marketplace for the resale of our securities. Shares of the Company’s may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares or a trading platform that allows you to sell them. The Company does not have plans to apply for or otherwise seek trading or quotation of its Preferred Stock on an over-the-counter market. It is also hard to predict if the company will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

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The Company has made assumptions in its projections and in forward-looking statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements,” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Risks Related to Certain Conflicts of Interest

There are conflicts of interest between the Company, its management, and its affiliates.

Hoop Street, LLC is the parent company of Hoop Street Center I Corporation, and currently holds all of the issued Common Stock of the Hoop Street Center I Corporation, and owns other Operating Subsidiaries; therefore, it is likely that conflicts of interest will arise between the affiliates.

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The Company may witness conflicts of interest due to the shared:

●	Use of time,

●	Use of human capital, and

●	Competition regarding the acquisition of properties and other assets.

The interests of Company, its subsidiaries, and other affiliates may conflict with shareholder’s interests.

The Company’s Certificate of Incorporation, Bylaws, and Arizona Law provide company management with broad powers and authority, which may result in one or more conflicts of interest between the shareholder’s interest and those of the executives, officers, and directors of the Company its Subsidiaries and affiliates. Potential conflicts include, but are not limited to:

●	The Company, its subsidiaries, and its affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the Company, and the shareholder will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the majority shareholders, executives and directors and their affiliates for their own benefit.

●	The Company may engage its Subsidiaries and other affiliated companies to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiation; and

●	The Company’s executives, officers, and directors are not required to devote all of their time and efforts to the affairs of the Company.

There are conflicts of interest between the company and some of the members of the Board of Directors.

Ernest Hemple, the CEO of the Company, is also a member of the Board of Directors. It is likely that conflicts of interest may arise between the Company and the board member. Such conflicts of interest may include, but are not limited to, the following:

●	Determining whether something is in the best interest of the company or the online platform on which the company is listing the Preferred Stock.

●	Whether to keep the Offering open or to close it.

●	Use of time.

●	Payment to the online platform.

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The Company and Hoop Street, LLC, intend to share some services.

The Company and Hoop Street, LLC will share the following services:

●	Intellectual Property which includes any and all intellectual property or proprietary rights under any jurisdiction, including without limitation: (a) the marks; (b) inventions, discoveries and ideas, whether patentable or not, and all patents, patent disclosures, patent registrations, and applications thereof; (c) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights and copyrightable works, registrations and applications thereof, and rights in data and databases; (c) trade secrets, know-how, and other confidential information; (d) all moral rights in the foregoing (that is, the right to claim authorship of or object to the modification of any work); and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals, extensions, restorations, and reinstatements of, such rights, and all similar or equivalent rights or forms of protection provided by applicable law in any jurisdiction throughout the world.

●	Licensing for the use of the name and brand identity, internal transactions incorporating products and services, fee sharing, cost allocations, and financing activities can create inefficiency, financial exposures, and reporting risk. This arrangement could result in potential actual or perceived conflicts of interest.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Common Stock outstanding that occurs for any given share of stock when additional shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Preferred Stock offered herein will constitute approximately 25% of the total Shares of the Company outstanding on a fully diluted basis. The following chart shows the dilution that would occur if the Company sells 10%, 25%, 50% and the full amount of the offering. However, the Company anticipates that subsequent to this offering we may require additional capital and such capital may take the form of Common Stock, preferred stock or securities or debt convertible into stock. Such future fund raising will further dilute your percentage ownership of the Preferred stock sold herein.

	10% of Offering	25 % of Offering	50% of Offering	Maximum Offering
Assumed offering price per share	$50	$50	$50	$50
Net tangible book value per share as of December 31, 2020	-	-	-	-
Increase in net tangible book value per share attributable to new investors	$1.12	$2.63	$4.9	$9
Dilution per share to new investors in the offering	$1.12	$2.63	$4.9	$9

	10%	25%	50%	100%
Number of Shares Sold	100,000	250,000	500,000	1,000,000
Offering Price	$50	$50	$50	$50
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$50,000,000
Offering Expenses	(500,000)	(1,250,000)	(2,500,000)	(5,000,000)
Net Proceeds	$4,500,000	$11,250,000	$22,500,000	$45,000,000
Shares outstanding	3,100,000	3,250,000	3,500,000	4,000,000
Investors ownership percentage	3.23%	7.69%	14.29%	25.00%
New Net Tangible Value	4,500,000	11,250,000	22,500,000	45,000,000

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Preferred Stock. The offering is being conducted on a “best effort” basis with a minimum investment of 1 Preferred Shares ($50) per investor.

We intend to market the Shares through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on our website.

We will initially use our existing website (https://www.hoopstreet.com) to provide notification of the Offering. Persons who desire information will be furnished with this Final Offering Circular via download 24 hours per day, 7 days per week on the above-referenced website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has built custom software technology for the above-referenced website to perform the following administrative and technology-related functions in connection with this offering:

1.	Accept investor data through the Company’s highly secure website referenced above.

2.	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification, and USA PATRIOT Act purposes, and gather and review responses to customer identification information.

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Reject inconsistent, incorrect, or otherwise flagged (e.g., for underage or AML reasons) subscriptions;

5.	Company will maintain data in the form of book-entry data for managing investors (investor relationships management “IRM”) and record keeping;

6.	Keep investors details and data confidential and not disclose to any third party except as required by regulators or by law (e.g., as needed for AML); and

7.	Comply with any required FINRA filings, including filings required under Rule 5110 for the offering.

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In addition, the Company intends to engage Stripe, Inc., as one of the payment processors for processing credit cards, debit cards, and other bankcards from investors. The Company may engage other payment processors to perform similar functions from time to time.

Process of Subscribing

1.	Go to https://www.hoopstreet.com, click on the “Invest Now” button;

2.	Download this Offering Circular;

3.	Complete the online investment form along with the Subscription Agreement;

4.	Transfer funds by check, wire, credit card or debit cards or ACH transfer directly to the Company’s bank account;

5.	Once background checks for Anti-Money Laundering (“AML”) and Know Your Customer (“KYC”) are completed by the Company, and the Subscription Agreement is duly executed, the respective Shares of the Company shall be issued to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

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MARKETING AND PROMOTION

The Company intends to engage in a combination of marketing and promotional advertising, sales promotion, public relations, social media, and internet advertising. Each of these marketing and promotion strategies shall provide an opportunity to market this Offering efficiently and effectively to prospective investors. These marketing and promotional strategies may include, but are not restricted to:

1.	Personal selling: Face-to-face presentation to prospective investors by Director, Executive, and Officer of the Company.

2.	Social Media: Use social media platforms such as Facebook, Twitter, Pinterest, Instagram, and various blogs to generate “buzz” about the Company.

The Company plans to spend an estimate of $4,500,000 on its marketing and promotional campaign. Since the Company is new, it may spend as much as 100% of the estimate referenced above for introductory marketing and promotional programs for this Offering.

The Company also plans to monitor marketing and promotions costs and results throughout the year to better determine the effectiveness of its budget.

The Company will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Exchange Act of 1934, as amended. Directors, Executives, and Officers of the Company will also attempt to sell preferred stock pursuant to this Offering, with no commission or other remuneration payable to them for any Offering of preferred stock they may sell. The Company acknowledges and agrees that Directors, Executives, and Officers of the Company are not (i) Statutorily disqualified due to misconduct; (ii) Paid commission based on sales; and (iii) Associated with a broker-dealer.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $50,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $45,000,000 after the payment of $5,000,000 as marketing, promotions, printing, mailing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only, and the actual offering costs may differ from those expected by management.

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Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

Repayment of Indirect capitalization costs and overhead expenses will be reimbursed by the Company to Hoop Street, LLC after the Company has successfully raised $5 million or above from this Offering. The Company shall calculate its aggregate Indirect capitalization costs (operating expenses) incurred in the operation of the Company in connection with this Offering and claim the same from Hoop Street, LLC on a monthly basis after the company has raised $5 million or above from this Offering.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	$5,000,000	$12,500,000	$25,000,000	$50,000,000
Cost of Land	$1,250,000	$3,125,000	$6,250,000	$12,500,000
Construction	$1,500,000	$3,750,000	$7,500,000	$15,000,000
Working Capital	$500,000	$1,250,000	$2,500,000	$5,000,000
Estimated Offering Expenses	$500,000	$1,250,000	$2,500,000	$5,000,000
Furniture & Fixtures	$175,000	$437,500	$875,000	$1,750,000
Utilities	$100,000	$250,000	$500,000	$1,000,000
Computer and Software	$100,000	$250,000	$500,000	$1,000,000
Licenses	$5,000	$12,500	$25,000	$50,000
Repayment of Operating Expenses	$220,000	$550,000	$1,100,000	$2,200,000
Reserve for Dividends	$400,000	$1,000,000	$2,000,000	$4,000,000
Salaries	$250,000	$625,000	$1,250,000	$2,500,000
Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$50,000,000

Offering Expenses

We expect total expenses from this Offering to amount to approximately ten percent (10%) of the gross proceeds of the Offering. Such offering expenses include fixed offering expenses of marketing, promotional, expenses of legal counsel, audit fee, blue-sky fees and costs.

Repayment of Operating Expenses

The Company shall reimburse all indirect capital costs and overhead expenses (repayment of Operating Expenses) such as architectural costs, engineering, land zoning and permitting, and other costs directly related to assets belonging to the Company. We expect total repayment of Operating Expenses shall amount to approximately ten percent (10%) of the gross proceeds of the Offering.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may relocate the estimated use of proceeds among the various categories or for other use if management deems such a reallocation to be appropriate.

DESCRIPTION OF THE BUSINESS

Overview

Hoop Street Center I Corporation is an early stage hospitality and entertainment company devoted to the development and operation of basketball and entertainment centers in the Southwestern of the United States. The Company will purchase the land and manage zoning, entitlement, design, construction, and operation of the planned facilities.

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Hoop Street, LLC, is the parent company of Hoop Street Center I Corporation and holds all of the issued Common Stock of the Company. In addition, Hoop Street, LLC owns two subsidiaries: Hoop Street Manufacturing, LLC, an Arizona limited liability company that acts as a manufacturing company for basketball chutes and equipment, Hoop Street Real Estate Holdings, LLC, an Arizona limited liability company that owns the land and the building where our entertainment center(s) sit (collectively hereinafter referred as “Operating Subsidiaries”). For purposes of this Offering Circular, “Hoop Street Center I Corporation” or the “Company” or “we” or “our” will refer to Hoop Street Center I Corporation, Hoop Street Manufacturing, LLC, and Hoop Street Real Estate Holdings, LLC in the collective.

Principal Products and Services

Currently, the Company is at the initial stages of development. The Company has started its search for the purchase of land for Phase I Construction of its first basketball entertainment facility in Arizona. The Company believes that it will take approximately 18 months after the land purchase to complete Phase I Construction. Upon completion of Phase I Construction, the relevant facility will be operational.

Location and size of each facility

The Company considers the following factors when determining the locations and size of each facility.

●	Large and mid-size populations within metropolitan areas
●	University communities with a population of at least 100,000
●	Millennial populations within and outside the trade market
●	The proximity to major highway, interstate access other larger entertainment facilities, restaurant, and recreations attractions
●	Ongoing growth trends in the selected area
●	Proximity of select populations bases including university students, types of housing developments, and employment rates

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●	Whether a local government is cooperative and favors the development of leisure facilities
●	Cost of land
●	Availability and the potential threat of competitor facilities within the vicinity
●	Favorable mortgage/lender terms and relationships

Financing the facilities

The Company intends to purchase the land for Phase I Construction with a combination of the following:

●	The proceeds of this Offering (see “Use of Proceeds”)
●	Mortgage financing provided by banks, private equity funds, lending-REITs and/or other financial institutions

Sourcing the facilities

The Company has engaged in various regional and national real estate brokerages to potential source sites. We have sourced two properties that we believe may become our first location. The Company anticipates that it may acquire this land, depending on access to capital or financing, in the first half of 2021.

Facility design and construction

The Company has not yet sourced quotes for the construction and design of its first facility.

Management of the facility

Hoop Street, LLC, will oversee the management of all of its subsidiaries and affiliates and will directly employ management teams and staff to operate all of Hoop Street Center I Corporation locations.

The Experience

The Company intends to offer customers a fun, entertainment, high-quality food, creative menus, unique beverages, basketball, and thoughtfully designed suites to aid in superior customer experience.

The Company intends to build each facility with the following specifications:

●	60-100 climate-controlled. The suites offer comfortable seating, special computer tracking to monitor basketball gaming and ball tracking, and large screen monitors to watch sports
●	Multiple indoor/outdoor bars
●	Restaurants
●	VIP Member, “Select Suites.”
●	Family-friendly restrooms and changing areas
●	Child care, play areas for kids
●	Multiple meeting and conference rooms

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●	State-of-the-art basketball academy and training center
●	Range of amusement options such as arcades, gaming consoles, soft play areas, and games based on virtual and augmented reality

Market Sector

Hoop Street Center I Corporation intends to participate in the recreational sporting and entertainment facilities market. We believe this market to be young, fast-growing, and under-served. This market overlaps three growing, highly profitable markets: the basketball market, the recreation/sporting entertainment sector, and the food and beverage portion of the hospitality industry. Hoop Street Center I Corporation will be competing for revenues from customer spending in each of these three sectors.

Target Audience

●	The company will have five primary target audiences:
●	Avid basketball players,
●	Families looking for a fun experience for their kids and friends,
●	Businesses wanting team building, business gatherings, incentive rewards, and corporate event venues with food and entertainment,
●	Experience Seekers, Millennials, Gen-Xers, Boomers seeking unique, fun night/weekend entertainment, and
●	Get together/Fundraiser planners – looking for unique locations for parties, celebrations, and fund-raising events – may also be sold through “group sales” programs.

Operations

Hoop Street Center I Corporation intends to provide a realistic basketball experience so that it can better appeal to avid and moderate players. Climate-controlled semi-private suites and incorporate comfortable seating, ball return system, equipment storage, gaming, and media displays. In addition to hospitality, entertainment, events, and family fun, the Company plans to appeal to a wide demographic. The Company believes that it will be able to leverage the following advantages:

●	Realistic Basketball Experience:

	○	Skill-based gaming and simulated basketball

		●	The basketball chute consists of a ball return system, state of the art basketball backboard that moves to create a shot from anywhere in the half-court area as well as skill-based gaming

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●	Superior Technology:

	○	Radar technology allows players to measure their ball flight and spin
	○	Stats for each player and the ability to track improvements over time
	○	Ability to simulate play on famous arenas
	○	Video shot analysis
	○	Gaming and data analytics that can be shared with others on social media

●	Enhanced Guest Experiences:

	○	VIP Member concierge and hosts
	○	VIP Member Select Suites
	○	Men’s and Women’s member locker rooms
	○	Improved digital experiences for guest engagement before, during, and after onsite visits
	○	Online reservation system
	○	Onsite games including pinball, pool, and corn hole
	○	Onsite and post-visit engagement and social sharing

●	Interactive Games and Contests:

	○	Ability for customers to compete against other suites and customers with 3-point shooting, H-O-R-S-E, and other skill-based games.
	○	A software application which will allow players to satisfy their desire to play an NBA legends, and the ability to get more shots off then anywhere else.

●	Women Designed Programs and Coaching: These include learn-to-play days and women-only events and leagues.

●	Beginner Player Designed Programs and Coaching: These include learn-to-play days and beginner player events and leagues.

●	Upgraded Amenities: These include the following:

	o	Luxury Bathrooms
	o	Child care
	o	Business networking zones
	o	Conference rooms
	o	Free high-speed Wi-Fi
	o	Family restrooms and changing areas

●	Healthy and Localized Menus: chef-inspired authentic healthy menu offerings, farm to table sourcing, localized craft beers and select menu items to appeal to regional customers’ tastes, seasonality and lifestyles.

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Support from Hoop Street LLC

Hoop Street Center I Corporation entered into a Management Services Agreement with Hoop Street, LLC, on September 21, 2020 (the “Management Services Agreement”). Under that agreement, Hoop Street, LLC, will manage Hoop Street Center I Corporation and allow Hoop Street Center I Corporation to use certain Intellectual Property and business concepts. Hoop Street Center I Corporation will incur direct and indirect capitalized costs and overhead expenses. Some of these costs will be exclusive to Hoop Street Center I Corporation while other costs will be shared among Hoop Street Center I Corporation and other Operating Subsidiaries.

Direct capitalized costs, and overhead expenses will be paid by Hoop Street Center I Corporation directly (e.g., salaries, board of directors and board of advisor fees, employee benefits, and general administrative costs).

Indirect capitalized costs and overhead expenses will be paid by Hoop Street, LLC, and then reimbursed by Hoop Street Center I Corporation. Indirect capital costs and overhead expenses that will be exclusive to Hoop Street Center I Corporation will be reimbursed in full by Hoop Street Center I Corporation (e.g., architectural costs, engineering, land, zoning and permitting, and other costs directly related to assets belonging to Hoop Street Center I Corporation).

Some capitalized costs (e.g., technology and other costs related to all Operating Subsidiaries and their assets, concept design common to all Operating Subsidiaries (e.g., restaurant and bar design, basketball entertainment area design, and intellectual property) and overhead expenses (actual expenses of Hoop Street, LLC) will not be exclusive to Hoop Street Center I Corporation and will be shared amongst Hoop Street Center I Corporation and the other Operating Subsidiaries.

Each Operating Subsidiary will be responsible for its share of capitalized costs once it has commenced fundraising under Regulation A (“Hoop Street, LLC Active Subsidiary” or “Hoop Street, LLC Active Subsidiaries,” as applicable). Hoop Street, LLC reserves the right to defer the collection of reimbursements from Hoop Street Center I Corporation and other Hoop Street, LLC Active Subsidiaries, if, in its sole discretion, it determines that such reimbursements should be shared amongst Hoop Street Center I Corporation, Hoop Street, LLC Active Subsidiaries and any additional subsidiaries.

Unless deferred, indirect capitalized costs will be reimbursed pro-rata based on the total number of Hoop Street, LLC Active Subsidiaries.

Overhead expenses, which will be reported monthly, will be allocated among the Hoop Street, LLC Active Subsidiaries based upon the number of facilities. Each parcel of land that a Hoop Street, LLC Active Subsidiaries, closes on is considered a facility. If a Hoop Street, LLC Active Subsidiary has yet to purchase land, that subsidiary will be considered to have one facility.

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The initial term of the agreement is ten years and is automatically renewable. Either party can terminate the agreement by written notice 180 days prior to the end of the current term.

For additional information, please see the Management Services Agreement, which is an Exhibit to the Offering Statement of which this Offering Circular forms a part.

Further, it is the intent of Hoop Street, LLC, that Hoop Street, LLC, will enter into a participating lease agreement (“PLA”) with Hoop Street Center I Corporation and each Operating Subsidiary as needed. For example, in the event that Hoop Street, LLC uses capital to assist Hoop Street Center I Corporation or any Operating Subsidiary with the acquisition of land and for certain costs related to the entitlement and zoning for such land, Hoop Street, LLC will execute a PLA with the applicable Operating Subsidiary. PLAs allow for fixed lease payments plus allocations of revenue, wherein Hoop Street, LLC, would receive larger lease payments from the applicable Operating Subsidiary in the event revenues increase. Hoop Street, LLC intends that the PLAs will allow for payments from the Operating Subsidiary to Hoop Street, LLC in amounts that closely approximate what would be Hoop Street, LLC’s share of net cash flows based on its pro-rata share of total development costs for the facilities owned by the applicable Operating Subsidiary.

Hoop Street, LLC, and Hoop Street Center I Corporation have not yet entered into a PLA.

Competition

Direct competitors

There are no direct competitors.

Indirect competitors

Indirect competitors include sports-themed entertainment facilities with food and beverage offerings that revolve around other sports including, but not limited to, bowling, ping pong, baseball, Golf, NASCAR, etc. These include PINS Mechanical, Main Event (40+ locations), Lucky Strike, TopGolf, Bowl More, iDrive NASCAR, iFly, and Dave & Buster’s (120+ locations), to name a few.

In addition, new entertainment themed centers are being developed within the United States that merges retail, food and beverage, entertainment, and hospitality into single, tightly-packed mixed-use destinations of 1-3 million square feet. These new developments include the American Dream (Miami) and American Dream (NYC), as well as numerous other smaller developments throughout the US. Facilities like these typically include entertainment amenities such as water parks, skydiving, surfing, ice-rinks, drive-in movie theatres, hybrid golf facilities, miniature golf, theme parks, observation wheels, climbing walls, X4D movie theatres, and aquariums.

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Employees

The Company currently has no employees. Currently, two employees at Hoop Street, LLC, dedicate all of their time to the company matters related to Hoop Street Center I Corporation.

The Company intends to oversee the development and construction of the first facility. During the initial year of development and as the facility nears completion, the Company executives will commence hiring full-time staff that Company will then require.

Advisory Board

The advisory board includes the following individuals:

●	Adam Wardel
●	Syed Rizvi

Regulation

It is likely that the following licenses and permits will be required to operate the facilities. At this time, none of the licenses and/or permits have been acquired.

●	State liquor license
●	State reuse/resale tax for products including but not limited to basketball equipment, and apparel
●	County resale tax certificate
●	“Doing Business As” certificates for applicable states
●	Health department and food service license for each facility
●	Elevator and Fire department certifications required annually

Intellectual Property

Hope Street, LLC has filed for the following intellectual property:

●	Trademark of Hoop Street name, logo, and advertising slogans
●	Patents for several inventions related to basketball chutes and equipment

Hope Street, LLC intends to file additional patents and trademarks relating to the following:

●	Enhanced basketball virtual gaming and skill-related games that integrate with the Hoop Street Virtual Reality platform and API.

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Litigation

The Company has no litigation pending, and the management team is not aware of any pending or threatened legal action relating to the company business, intellectual property, conduct, or other business issues.

The Company’s Property

The Company does not currently own property. However, the company is actively sourcing potential sites for its first location. The Company believes it will purchase land by Q2 2021.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with Hoop Street, LLC. We discuss these conflicts below.

General

Hoop Street, LLC, is the parent company of Hoop Street Center I Corporation and currently holds all of the issued Common Stock of Hoop Street Center I Corporation. Hoop Street, LLC is also affiliated with each of the Operating Subsidiaries, and currently, all of the executives are the same for Hoop Street, LLC, Hoop Street Center I Corporation, and the other Operating Subsidiaries.

These persons have legal obligations with respect to Hoop Street, LLC, and the other Operating Subsidiaries that are similar to their obligations to us. In the future, these persons and other affiliates of Hoop Street, LLC, and the other Operating Subsidiaries may organize/acquire for their own account other leisure facilities, real estate-related or debt-related investment programs. These acquisitions may have also been suitable for Hoop Street Center I Corporation.

Allocation of Our Affiliates’ Time

Hoop Street Center I Corporation relies on Hoop Street, LLC’s executive officers, and other professionals who act on behalf of Hoop Street, LLC, for the day-to-day operation of our business.

As a result of the executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to Hoop Street Center I Corporation and other entities and other business activities in which they are involved. However, the company believes that the executive officers and investment professionals have sufficient depth to fully discharge their responsibilities to the company and the other entities for which they work, see “The Company’s Business – Support from Hoop Street, LLC.”

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Receipt of Fees and Other Compensation by Hoop Street, LLC, and its Affiliates

Hoop Street, LLC, and its affiliates will receive substantial fees from the Company, which fees will not be negotiated at arm’s length. Such fees shall be in addition to indirect capitalized cost and overhead expenses reimbursed by Hoop Street, LLC to Hoop Street Center I Corporation. At present, this fee is estimated to be fifteen percent 15% of the Gross Revenue of Hoop Street Center I Corporation. These fees could influence Hoop Street, LLC’s advice to the company, as well as the judgment of the affiliated executives of Hoop Street, LLC, and Hoop Street Center I Corporation (which are one and the same). The term “Gross Revenue” shall mean all gross collections from the operations of Hoop Street Center I Corporation, including, without limitation, cash sales, sale of property and equipment. For additional information, see “The Company’s Business – Support from Hoop Street, LLC” for conflicts relating to the payments between Hoop Street, LLC, and Hoop Street Center I Corporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information from the audited financial statements for the inception period of September 21, 2020 through December 31, 2020, and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Hoop Street Center I Corporation is an early stage hospitality and entertainment company devoted to the development and operation of a basketball and entertainment centers in the Southwestern sector of the United States. The Company will purchase the land and manage the zoning, entitlement, design, construction, and operation of the planned facilities.

The Company anticipates that its revenues will come from the following activities:

●	individual and corporate membership sales,
●	food and beverage sales,
●	retail and online sales,
●	sponsorships, advertising and naming rights and
●	contest and qualifier fees and ticket purchases

The Company will collect revenue upon sale of an item (including membership sales, food and beverage sales, apparel, etc.) and recognize the revenue when the sale is made. Operating expenses currently consist of advertising and marketing expenses and general administrative expenses.

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Results of Operations

From Inception to August 10, 2020 we have had no operations and no revenues.

Total operating expenses from Inception to August 10, 2020 were $62,800. $7,800 was spent on engineering, $55,000 was spent on designing and prototypes.

As a result of the foregoing, the company generated a net loss of $62,800.

Monthly Operating Expenses

Currently, pursuant to the Management Services Agreement dated Date September 21, 2020, HOOP STREET, LLC pays the operating expenses of Hoop Street Center I Corporation as of August 2020, Hoop Street Center I Corporation monthly expected burn rate for operating expenses is approximately $70,000 per month. The Company anticipates that in the coming months approximately $30,000 will be spent on salaries, $5,000 will be spent on employee benefits and taxes, and $35,000 will be spent on other general and administrative costs. HOOP STREET, LLC will not be reimbursed for these aforementioned expenses until HOOP STREET, LLC determines, in its sole discretion, that the Company has raised sufficient capital in this Offering.

Hoop Street Center I Corporation intends to begin repayment to HOOP STREET, LLC all of its accrued monthly operating expenses at the commencement of this Offering. All accrued operating expenses will be compounded annually at an interest rate of 8%.

At the commencement of this Offering, Hoop Street Center I Corporation will be responsible for all of its monthly operating expenses. All monthly expenses will be reported quarterly. Monthly operating expenses include the following:

●	salaries and benefits,
●	compensation to contractors,
●	expenses related to local marketing, promotion and public relations,
●	travel,
●	legal and accounting, and
●	insurance and technology

Celebrity Fees, etc.

In the event HOOP STREET, LLC pays fees to celebrities, sports professionals and other similarly situated individuals, those fees will be charged to the subsidiaries at cost, without markup, using the same expense allocation method.

For additional information regarding expense reimbursement please see the Management Services Agreement filed as Exhibit 6.2 to this Offering Circular.

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Plan of Operation

Upon completion of this Offering, the company intends to fund operations with the proceeds from this Offering and use mortgage financing to advance the purchase of the land, construction of the facility, design of the facility, use of architects, and hiring of employees. Approximate costs for each stage of developing a facility are as follows:

●	purchase the land: up to $12,500,000
●	construction and design of the facility: up to $15,000,000
●	architectural and engineering costs: up to $300,000
●	employee-related expenses: up to $500,000

The company has estimated that it will be financing the purchase of land and construction of the facilities with mortgages obtained, representing between 50% and 70% of the total value of the location.

Pursuant to the Management Services Agreement, HOOP STREET, LLC intends to assist with the management of the first facility. During a two-year time period HOOP STREET, LLC will focus on hiring and training Hoop Street Center I Corporation executives and employees.

As of August 10, 2020, the company is currently in the beginning stages identifying land for the locations. The company intends to finance some of the purchase of the land from the proceeds of this Offering.

Over the next 12 months, the company plans to do the following:

●	Select and acquire at least one parcel of land.
●	Negotiate and execute mortgage financing for approved segments of the development and construction.
●	Finalize site and building design per the overall Hoop Street Center I Corporation concept design.
●	Apply for and receive building permits.
●	Execute a general contracting agreement.
●	Break ground on the first Midwestern facility.
●	Hire a general manager/operator and team to run the first facility.
●	Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.
●	Engage architects, engineers, and general contractors for the overall development and construction of the facility.

Beginning in October 2020, the company intends to do the following:

●	Oversee and manage the construction, finish, equipping, and staffing of the location in order to commence operations.
●	Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.

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The company may also finance the construction of mortgage financing. For additional information, see “Management Discussion” and Analysis – Plan of Operations.

Covid-19 Health and Safety

The Company understands and agrees to comply with all of U.S. Governmental issued COVID-19 health and safety protocols and procedures, as described. Employees and customers will not be permitted to check in the Hoop Street Center I Corporation facility until they have followed the proper health and safety guidelines including but not restricted to maintaining physical distancing, wearing a mask, keeping the facility well ventilated and limiting the number of people entering the facility.

The Company policy on Covid-19 health and safety shall include the measures needed to be taken to mitigate the spread of Covid-19. Employees and customer at Hoop Street Center I Corporation shall be requested to follow all these rules diligently, to sustain a healthy and safe environment. The Company policy on Covid-19 is susceptible to changes with the introduction of additional U.S. Governmental guidelines.

Liquidity and Capital Resources

As of July 31, 2020, the Company’s cash on hand was $80. Currently, the company is not generating a profit. Accordingly, since inception Hoop Street Center I Corporation has relied upon the cash advances from its current shareholder Hoop Street, LLC, and the management. The Company plans to continue to try to raise additional capital through additional offerings and mortgage financing. Absent additional capital, the Company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

●	On July 31, 2020, the Company has no debt.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we will cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include but are not limited to is required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVES, OFFICERS, AND SIGNIFICANT EMPLOYEES

The directors and executives officers of Hoop Stree Center I Corporation are as follows:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers
Ernest Hemple	Chief Executive Officer	71	1-1-2020 to present	40
Michael Olsen	Chief Financial Officer	44	1-1-2020 to present	10
Syed Rizvi	Chief Strategy Officer	37	9-1-2020 to present	40
Directors
Ernest Hemple	Chairman of the Board	71	1-1-2020 to present	N/A
Michael Olsen	Director	44	1-1-2020 to present	N/A

Ernest Hemple

Owner of Hemple & Associates, a public relations and marketing firm. Ernest Hemple is the founder of several successful companies, including:

●	The Plant Orphanage, a Chicago chain of tropical plant stores that sold ex-rental plants from downtown Chicago.

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●	Movie Facts Magazine. A trifold handout that moviegoers would use to obtain information on local movies, restaurants in the area.

●	Brite Ideas, the company he used to create and market the original Kitty Whiz Transfer System,

●	MicroBlvd., As the owner of Microblvd, he created and launched 40 different innovative products and services: Microblvd created and brought to market the first relationship manager software, Thoughtful Moments, the first credit repair/credit management software, Instant Credit, the first consumer mortgage software, Instant Home Loan, the first SEO (search engine optimizing) software, Website Traffic Builder, PCO, (Personal Computer Optimizing Software) CPU Doubler, and is responsible for several other innovative consumer products. Ernest Hemple has used direct-response ads to sell a variety of products and services over the years.

Michael Olsen

Senior level executive with extensive experience leading all facets of financial operations for public and private entities across diverse industries – generating millions of dollars in value. Exceptional at defining and aligning strategies incorporating mergers and acquisitions, joint ventures, and participations to augment organic growth. Highly effective at realigning and transforming organizations into rapidly growing, market-driven entities. Trusted adviser and team builder with a strong history of managing multimillion-dollar financing arrangements, negotiations, corporate/SOX reporting, and capital requirements. A Finance Manager with hybrid experience in Accounting, Finance, and IT in small to complex global organizations. Strong analytical and problem-solving skills for understanding the functional requirements, design of business applications, and the organization structure is enabling me to develop initiatives to drive continued growth and profitability for the organization.

Additionally, Michael has played key leadership roles in shaping strategic direction and has several career milestones, including implementing strong internal financial controls, establishing process improvements, and creating useful reporting tools and models that have yielded tremendous departmental and company growth.

Syed Rizvi

As a Chief Strategy Officer at Hoop Street, Syed is responsible for assisting the Chief Executive Officer in crafting the Company’s strategic vision and ensuring that the vision is embodied in the investment, partnership, operational and talent decisions being made by business and functional leaders. Syed also oversees the Information Technology, Legal and Marketing functions.

Syed has experience practising law in some of most-respected international law firms for more than 10 years. He’s also a lawyer, entrepreneur and brings unique insight and cross-border experience to the Hoop Street team. He has many years of experience in the legal industry and a passion for both the business and law.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of the Company are, at present, not compensated for their roles as directors. Only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors as under.

Executive Compensation

Hoop Street Center I Corporation intends to pay annualized salaries to its executive officers beginning January 1, 2021, as follows:

Name	Position	Annual Compensation
Ernest Hemple	President		$125,000.00
		$
Michael Olsen	Chief Financial Officer		$100,000.00
Syed Rizvi	Chief Strategy Officer		$100,000.00

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Employee Agreements

We have not entered into any employment agreements with our executive officers. We may enter into employment agreements with them in the future. A stock incentive program for our directors, board advisors, executive officers, employees, and key consultants may be established in the future.

Stock Inventive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees, and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors. None of our directors are “independent,” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee, and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Arizona law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprises.

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The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee, or other agents for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification. The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock and Preferred Stock as of September 30, 2020.

Hoop Street Center I Corporation
Common Stock
	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After to Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent
Hoop Street, LLC	3,000,000	100%	3,000,000	100%
Preferred Stock
Shares in Offering	1,000,000	100%	1,000,000	100%

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Relationship with Hoop Street, LLC

The Company has received working capital to cover expenses and costs while preparing for the securities offering from Hoop Street, LLC in the amount of $65,655 as of November 10, 2018. The balance of these covered costs is recorded as a liability of the company.

Management Services Agreement

The company has entered into a Management Services Agreement with Hoop Street, LLC. Pursuant to this agreement, Hoop Street, LLC is to provide the following to Hoop Street Center I Corporation:

●	All licenses necessary for Hoop Street Center I Corporation to conduct its business,
●	Supervise the operations of Hoop Street Center I Corporation,
●	Manage all necessary negotiations relating to the business, personnel, etc.

Hoop Street Center I Corporation is also expected to reimburse Hoop Street, LLC for certain direct and indirect costs to see “The Company’s Business – Support from Hoop Street, LLC.” The term of the agreement is for ten years. Upon expiration of the agreement, it shall automatically renew for another ten years. Either party can terminate the agreement provided 180 days written notice has been given to the other party.

SECURITIES BEING OFFERED

The Company is offering Shares of its Preferred Stock. Except as otherwise required by law, the Company’s Certificate of Incorporation or Bylaws, each shareholder of Common Stock shall be entitled to one vote for each share held by such shareholder of the Company. The Preferred Stock shall not be entitled to any vote for shares held by such shareholder of the Company.

The minimum subscription that will be accepted from an investor is Fifty Dollars ($50.00) (the “Minimum Subscription”).

A subscription for Fifty Dollars ($50.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

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The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares in an amount less than the Minimum Subscription. If the Company rejects an offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

INVESTORS ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate the purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

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Financial Statements and Report of
Independent Certified Public Accountants

Hoop Street Center 1 Corporation

December 31, 2020

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Hoop Street Center 1 Corporation

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Independent Auditor’s Report

Board of Directors and Stockholder

Hoop Street Center 1 Corporation

Report on the Financial Statements

We have audited the accompanying financial statements Hoop Street Center 1 Corporation (the “Company”) which comprise the balance sheet as of December 31, 2020 and the related statements of operations, cash flows and stockholder’s equity from September 21, 2020 (inception) through December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hoop Street Center 1 Corporation as of December 31, 2020, and the results of its operations, cash flows and stockholder’s equity from September 21, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

January 26, 2021

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

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Hoop Street Center I Corporation

Balance Sheet

December 31, 2020

ASSETS
Current Assets
Cash	$500
Total Current Assets	500

TOTAL ASSETS	$500

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Total Current Liabilities	$-

TOTAL LIABILITIES	-

Stockholder’s Equity
Preferred stock, no par, 1,000,000 authorized, 0 issued and outstanding as of December 31, 2020	-
Common stock, no par, 3,000,000 authorized, issued and outstanding as of December 31, 2020	-
Additional paid in capital	500
Retained earnings	-
TOTAL STOCKHOLDER’S EQUITY	500

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$500

The accompanying notes are an integral part of this financial statement.

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Hoop Street Center I Corporation

Statement of Operations

For the period from September 21, 2020 to December 31, 2020

REVENUE
Total revenue	$-

EXPENSES
Total operating expenses	-

LOSS FROM OPERATIONS	-

OTHER INCOME (EXPENSES)	-

NET LOSS	$-

The accompanying notes are an integral part of this financial statement.

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Hoop Street Center I Corporation

Statement of Cash Flows

For the period from September 21, 2020 to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from shareholder	500

Net cash provided by financing activities	500

NET INCREASE IN CASH	500

Cash at beginning of year	-
Cash at end of year	$500

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$-
Cash paid during year for income taxes	$-

The accompanying notes are an integral part of this financial statement.

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Hoop Street Center I Corporation

Statement of Stockholder’s Equity

For the period from September 21, 2020 to December 31, 2020

	Common	Preferred	Additional
	Stock $0 Par	Stock $0 Par	Paid	Retained
	Value	Value	In Capital	Earnings	Total

September 21, 2020	-	-	$-	$-	$-

Issuance of founders shares	3,000,000	-	-	-	-

Contribution from shareholder	-	-	500	-	500

Net income (loss)	-	-	-	-	-

December 31, 2020	3,000,000	-	$500	$-	$500

The accompanying notes are an integral part of this financial statement.

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Hoop Street Center 1 Corporation

Notes to Financial Statements

December 31, 2020

Note A – Nature of Business and Organization

Hoop Street Center 1 Corporation (“the Company”) is a wholly owned subsidiary of Hoop Street, LLC and was organized in September 2020 in the State of Arizona. Headquartered in Queen Creek, Arizona. The Company plans to create a place where families, friends, and colleagues can gather and enjoy the fun and excitement of basketball and, for those with high aspirations and train to reach the next level.

Note B – Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

The Company, with the consent of its stockholder has elected to be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for its share of the Company’s items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements. The Company periodically assesses whether it has incurred income tax expense or related interest or penalties in accordance for uncertain income tax positions. No such amounts were recognized.

The Company adopted the income tax standard for uncertain tax positions. As a result of this implementation, the Company evaluated its tax positions and determined that it has no uncertain tax positions as of December 31, 2020. The Company’s 2020 tax year is open for examination for federal and state taxing authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Hoop Street Center 1 Corporation

Notes to Financial Statements

December 31, 2020

Note C – Stockholder’s Equity

Stockholder’s equity consists of two classes of shares, common stock and preferred stock. At December 31, 2020 the Company had 3,000,000 common shares with no par value issued, authorized and outstanding and the Company had 1,000,000 preferred shares with no par value with none issued, authorized and outstanding. Preference shares do not have a right to vote, no conversion, and preemptive rights.

At inception the Company granted 3,000,000 shares to its sole shareholder as founders shares for $0. During the period from inception to December 31, 2020 the Company received a $500 capital contribution from is Sole Shareholder.

Note D – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

COVID-19

Management has concluded that the COVID-19 outbreak in 2020 may have a significant impact on business in general, but the potential impact on the Company is not currently measurable. Due to the level of risk this virus has had on the global economy, it is at least reasonably possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials. Management has not been able to measure the potential financial impact on the Company but will review commercial and federal financing options should the need arise.

Note E – Subsequent Events

Management has assessed subsequent events through January 26, 2021, the date on which the financial statements were available to be issued.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arizona on June 7, 2021.

Hoop Street Center I Corporation

By	/s/ Ernest Hemple
Ernest Hemple
Chief Executive Officer and Director
[Date]	June 7, 2021

By	/s/ Michael Olsen
Michael Olsen
Chief Financial Officer and Director
June 7, 2021

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By	/s/ Ernest Hemple
Ernest Hemple
Chief Executive Officer and Director
[Date]	June 7, 2021

By	/s/ Michael Olsen
Michael Olsen
Chief Financial Officer and Director
[Date]	June 7, 2021

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PART III – EXHIBITS

Index to Exhibits

Description	Exhibit
Articles of Incorporation	Exhibit A
Amended Articles of Incorporation	Exhibit B
Bylaws	Exhibit C
Subscription Agreement	Exhibit D
Management Service Agreement	Exhibit E
Consent of Auditors	Exhibit F
Legal Opinion of Adam Wardel, Wardel Law	Exhibit G
Testing The Waters	Exhibit H

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